Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT REPORTS SOLID FISCAL 2016 FIRST QUARTER RESULTS

—Net Sales of $106 Million, GAAP EPS OF $0.89, Adjusted EPS of $0.99—

Philadelphia, PA — November 4, 2015 — Lannett Company, Inc. (NYSE: LCI) today reported financial results for its fiscal 2016 first quarter ended September 30, 2015.

For the fiscal 2016 first quarter, net sales increased to $106.4 million from $93.4 million in last year’s first quarter.  Gross profit was $77.4 million, or 73% of net sales, compared with $71.6 million, or 77% of net sales.  Research and development expenses increased to $6.5 million from $6.4 million for the fiscal 2015 first quarter.  Selling, general and administrative (SG&A) expenses were $15.5 million compared with $10.5 million.  Acquisition-related expenses increased to $3.9 million from $70 thousand in the comparable prior-year period.  Operating income was $51.4 million compared with $54.7 million.  Net income attributable to Lannett was $33.2 million, or $0.89 per diluted share, compared with $34.9 million, or $0.94 per diluted share, for the fiscal 2015 first quarter.

On a Non-GAAP adjusted basis, gross profit was $77.8 million, or 73% of net sales, compared with $71.6 million, or 77% of net sales, for the fiscal 2015 first quarter.  Adjusted SG&A expenses were $13.9 million compared with $10.5 million.  Adjusted operating income increased to $57.3 million from $54.7 million for the prior year first quarter.  Adjusted net income attributable to Lannett increased to $37.1 million, or $0.99 per diluted share, from $35.0 million, or $0.95 per diluted share, for the fiscal 2015 first quarter.

“A key driver of our strong first quarter performance was higher sales volumes across a number of therapeutic product categories,” said Arthur Bedrosian, chief executive officer of Lannett.  “We have now reported fifteen consecutive quarters in which net sales and adjusted EPS exceeded the comparable prior-year period.

“With respect to our acquisition initiatives, Silarx is proving to be a significant contributor to the company portfolio with two recent product approvals.  Additionally, the pending Kremers Urban acquisition is on track and we anticipate closing the deal shortly.”

Conference Call Information and Forward-Looking Statements

Later today, the company will host a conference call at 4:30 p.m. ET to review its results of operations for the fiscal 2016 first quarter ended September 30, 2015.  The conference call will be available to interested parties by dialing 888-895-5271 from the U.S. or Canada, or 847-619-6547 from international locations, passcode 41121801.  The call will be broadcast via the Internet at www.lannett.com.  Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software.  A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures:

This news release contains references to Non-GAAP financial measures, including Adjusted net income attributable to the Company, and its components, as well as Adjusted earnings per diluted share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP).  The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business.  Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods.  Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance.  Any such statements, including, but not limited to, the anticipated closing of the Kremers Urban Pharmaceuticals acquisition whether expressed or implied, are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated due to a number of factors which include, but are not limited to, the difficulty in predicting the timing or outcome of FDA or other regulatory approvals or actions, the ability to successfully commercialize products upon approval, including products acquired in the Silarx transaction, Lannett’s estimated or anticipated future financial results, future inventory levels, future competition or pricing, future levels of operating expenses, product development efforts or performance, and other risk factors discussed in the company’s Form 10-K and other documents filed with the Securities and Exchange Commission from time to time.  These forward-looking statements represent the company’s judgment as of the date of this news release.  The company disclaims any intent or obligation to update these forward-looking statements.

# # #

FINANCIAL SCHEDULES FOLLOW

LANNETT COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	(Unaudited)
	September 30, 2015	June 30, 2015

ASSETS
Current assets:
Cash and cash equivalents	$207,768	$200,340
Investment securities	14,890	13,467
Accounts receivable, net	107,216	91,103
Inventories, net	45,231	46,191
Prepaid income taxes	4,953	—
Deferred tax assets	15,854	16,270
Other current assets	4,512	3,175
Total current assets	400,424	370,546
Property, plant and equipment, net	98,621	94,556
Intangible assets, net	28,903	29,090
Goodwill	141	141
Deferred tax assets	12,471	12,495
Other assets	2,441	1,938
TOTAL ASSETS	$543,001	$508,766

LIABILITIES
Current liabilities:
Accounts payable	$17,259	$19,195
Accrued expenses	6,675	4,928
Accrued payroll and payroll-related expenses	4,748	10,397
Rebates payable	11,458	7,553
Income taxes payable	—	1,918
Current portion of long-term debt	137	135
Total current liabilities	40,277	44,126
Long-term debt, less current portion	839	874
TOTAL LIABILITIES	41,116	45,000
Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Common stock ($0.001 par value, 100,000,000 shares authorized; 36,896,482 and 36,783,381 shares issued; 36,362,052 and 36,264,585 shares outstanding at September 30, 2015 and June 30, 2015, respectively)	37	37
Additional paid-in capital	242,025	236,178
Retained earnings	266,754	233,573
Accumulated other comprehensive loss	(311)	(295)
Treasury stock (534,430 and 518,796 shares at September 30, 2015 and June 30, 2015, respectively)	(6,988)	(6,080)
Total Lannett Company, Inc. stockholders’ equity	501,517	463,413
Noncontrolling interest	368	353
Total stockholders’ equity	501,885	463,766
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$543,001	$508,766

LANNETT COMPANY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share data)

	Three months ended
	September 30,
	2015	2014

Net sales	$106,433	$93,387
Cost of sales	28,819	21,800
Amortization of intangibles	187	20
Gross profit	77,427	71,567
Operating expenses:
Research and development expenses	6,528	6,363
Selling, general, and administrative expenses	15,536	10,483
Acquisition-related expenses	3,942	70
Total operating expenses	26,006	16,916
Operating income	51,421	54,651
Other income (loss):
Gain on sale of assets	—	20
Gain (loss) on investment securities	(1,196)	15
Interest and dividend income	86	102
Interest expense	(60)	(38)
Total other income (loss)	(1,170)	99
Income before income taxes	50,251	54,750
Income tax expense	17,055	19,800
Net income	33,196	34,950
Less: Net income attributable to noncontrolling interest	15	18
Net income attributable to Lannett Company, Inc.	$33,181	$34,932

Earnings per common share attributable to Lannett Company, Inc.
Basic	$0.91	$0.98
Diluted	$0.89	$0.94

Weighted average common shares outstanding:
Basic	36,310,653	35,597,931
Diluted	37,414,724	36,972,646

LANNETT COMPANY, INC.

RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION

(In thousands, except share and per share data)

	Three months ended				Three months ended
	September 30,				September 30,
	GAAP			Non-GAAP	GAAP			Non-GAAP
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
	2015	2015		2015	2014	2014		2014

Net sales	$106,433	$—		$106,433	$93,387	$—		$93,387
Cost of sales	28,819	(140	)(a)	28,679	21,800	—		21,800
Amortization of intangibles	187	(187	)(b)	—	20	(20	)(b)	—
Gross profit	77,427	327		77,754	71,567	20		71,587
Operating expenses:
Research and development expenses	6,528	—		6,528	6,363	—		6,363
Selling, general, and administrative expenses	15,536	(1,652	)(c)	13,884	10,483	—		10,483
Acquisition-related expenses	3,942	(3,942	)(d)	—	70	(70	)(d)	—
Total operating expenses	26,006	(5,594)		20,412	16,916	(70)		16,846
Operating income	51,421	5,921		57,342	54,651	90		54,741
Other income (loss)	(1,170)	—		(1,170)	99	—		99
Income before income tax	50,251	5,921		56,172	54,750	90		54,840
Income tax expense	17,055	2,034	(e)	19,089	19,800	33	(e)	19,833
Net income	33,196	3,887		37,083	34,950	57		35,007
Less: Net income attributable to noncontrolling interest	15	—		15	18	—		18
Net income attributable to Lannett Company, Inc.	$33,181	$3,887		$37,068	$34,932	$57		$34,989

Earnings per common share attributable to Lannett Company, Inc.
Basic	$0.91			$1.02	$0.98			$0.98
Diluted	$0.89			$0.99	$0.94			$0.95

Weighted average common shares outstanding:
Basic	36,310,653			36,310,653	35,597,931			35,597,931
Diluted	37,414,724			37,414,724	36,972,646			36,972,646

(a) To exclude amortization of a fair value step-up in inventory related to the acquisition of Silarx Pharmaceuticals, Inc.

(b) To exclude amortization of purchased intangible assets primarily related to the acquisition of Silarx Pharmaceuticals, Inc.

(c) To exclude separation payments associated with the retirement of an executive officer

(d) To exclude acquisition-related expenses primarily related to the pending acquisition of Kremers Urban Pharmaceuticals Inc. and the completed acquisition of Silarx Pharmaceuticals Inc.

(e) The tax effect of the pre-tax adjustments included above at applicable tax rates